Exhibit 99.1

        KEMET REPORTS FINANCIAL RESULTS FOR QUARTER ENDING JUNE 30, 2005

GREENVILLE, S.C., July 26 /PRNewswire-FirstCall/ -- KEMET Corporation (NYSE:
KEM) today reported financial results for the quarter ended June 30, 2005. Net sales for the quarter were $114.1 million and net income was $3.0 million or $0.04 per share. Before special charges, the net loss was $0.3 million, or $0.00 per diluted share. KEMET reports results before special charges because the results better depict normal operations (see chart below for reconciliation before and after special charges). Comparisons to prior periods are as follows:

                                                   Quarter Ended
                                        ------------------------------------
                                         Jun 2005     Mar 2005     Jun 2004
                                        ----------   ----------   ----------
                                        (In Millions, Except Per Share Data)

Net sales                               $    114.1   $    101.4   $    122.4

Before special charges (non-GAAP)
Net income/(loss)                       $     (0.3)  $    (16.7)  $      0.7
Net income/(loss) per diluted share     $    (0.00)  $    (0.19)  $     0.01

Special after tax benefits/(charges)    $      3.3   $   (109.2)  $     (2.6)
Special after tax benefits/(charges)
 per diluted share                      $     0.04   $    (1.26)  $    (0.03)

After special charges (GAAP)
Net income/(loss)                       $      3.0   $   (125.9)  $     (1.9)
Net income/(loss) per diluted share     $     0.04   $    (1.45)  $    (0.02)

"I am pleased with the results for the quarter as net sales increased more than 12% from the March 2005 quarter and we achieved breakeven net income before special charges," stated Mr. Per Loof, Chief Executive Officer. "The increase in sales was driven primarily through distribution where end market demand continued to grow. The significant improvement in net income over previous quarters reflects our recent cost reduction actions and decisions to restructure the Company. While I am pleased with the improvement, I am not content with breakeven results as our mission remains clear - to return to profitability as soon as possible.

"Pricing continues to be an issue for the industry, although the erosion slowed down somewhat compared to last quarter. During the quarter, mix adjusted average selling prices declined 3.4% from the previous quarter. Capacity utilization remains at approximately 85%, with the ceramics utilization rate running slightly higher than tantalum. On a positive note, demand for our tantalum polymer products continues to grow, especially in Asia. To meet this increasing demand, we are expanding our tantalum polymer capacity with the opening of our second plant in Suzhou, China, in September 2005. This new plant will produce tantalum polymer products primarily for the Asian markets. I am particularly excited about this growth opportunity for KEMET.

"As I travel and meet with customers and employees around the world, I remain confident that we are well-positioned in the market, and supported by a dedicated workforce and an experienced management team. The reduction in force that we initiated in June 2005, although difficult, was necessary in order for the Company to return to profitability. This reduction, as well as other cost initiatives, was necessary to "right-size" the Company. We have also realigned our business structure in order to be better positioned to address the challenges of the future. I am confident that the KEMET team will be able to capitalize on opportunities presented in the quarters to come."

As of June 30, 2005, KEMET had $218.6 million in cash and short and long- term investments in marketable securities, $100.0 million in debt, and $520.9 million in stockholders' equity.

The Company will hold a conference call at 9:00 am ET Tuesday, July 26, 2005, to discuss the earnings release. The call will last approximately one hour, and after an initial presentation, questions will be taken as time permits. To access the call, participants in the United States should dial 1-800-416-8033, and participants outside the United States should dial 1-706-643-0979. Participants should reference "KEMET Corporation" and the Conference ID #:
7773176. In conjunction with the conference call, there will be a simultaneous live broadcast over the Internet, which can be accessed at http://www.KEMET.com/IR. A replay of the conference call will be available, until midnight August 9, 2005 at the same link.

KEMET's common stock is listed on The New York Stock Exchange under the symbol KEM. At the Investor Relations portion of the Company's web site at http://www.KEMET.com/IR, users can subscribe to KEMET news releases and can find additional Company information.

OUR BUSINESS

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Current global economic conditions make it particularly difficult at present to predict product demand and other related matters.

     - Sales of surface-mount capacitors were 82.3% of net sales, and sales of leaded parts were 17.7% of net sales for the June 2005 quarter.

     - By region, 44.2% of net sales for the June 2005 quarter were to customers in North America, 35.9% were to Asia, and 19.9% were to Europe.

     - By channel, 56.2% of net sales for the June 2005 quarter were to distribution customers, 23.6% were to Electronic Manufacturing Services customers, and 20.2% were to Original Equipment Manufacturing customers. Average selling prices for the June 2005 quarter, adjusted for changes in product mix, decreased approximately 3.4% from average selling prices for the March 2005 quarter.

     - In July 2003, KEMET announced the reorganization of its operations around the world, resulting in the location of virtually all of its production in low cost regions to be completed in mid 2005. KEMET estimates it will incur special charges of approximately $39 million over the period of the reorganization related to movement of manufacturing operations.

Completed portions of KEMET's announced move of production have occurred in accordance with the anticipated time line. Charges related to movement of manufacturing operations in the June 2005 quarter were $2.5 million bringing the total manufacturing relocation charges to approximately $36.4 million to date. The balance of the $39 million is expected to be realized in the September 2005 quarter.

During the June 2005 quarter, KEMET reduced its workforce by approximately 138 employees worldwide, which resulted in one-time charges of $5.2 million in the June 2005 quarter and expected annualized savings of approximately $7.5 million. The Company also recorded a $0.8 million contract termination charge relating to a site to be shutdown.

     - Summary of special charges in the June 2005 quarter, net of tax:

                                        (In Millions)
                                        -------------
   Manufacturing relocation             $         2.5
   Reduction in workforce                         5.2
   Contract termination                           0.8
   Reduction in previous restructuring
    accruals                                     (0.3)
        1Q 2006 Restructuring charge              8.2

   Loss on investment in unconsolidated
    affiliate                                     0.6  Included in Other expense

   Tax refund benefit                           (12.1) Included in Income tax
                                                       expense/(benefit)

   Special after tax charges/(benefit)  $        (3.3)

     - For fiscal 2006, KEMET anticipates maintaining our investments in key customer relationships through our direct sales and customer service professionals, as well as our investments in research and development, to maintain our competitive position in the capacitor industry. We are continuing to enhance research and development, focused on organic polymer tantalum and high-capacitance ceramic capacitor technologies.

                  Fiscal Year                            Fiscal Quarter Ended
       ---------------------------------   ---------------------------------------------
          2003       2004        2005       Sep 2004    Dec 2004    Mar 2005    Jun 2005
       ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                         (In Millions)
SG&A   $    54.4   $    51.2   $    51.7   $    13.0   $    12.0   $    13.8   $    12.2
R&D    $    25.3   $    24.4   $    26.6   $     6.6   $     7.5   $     6.2   $     6.2

     - Capital expenditures for the June 2005 quarter were $6.4 million.

                                  Fiscal Year Ended                        Fiscal Quarter Ended
                         ---------------------------------   ---------------------------------------------
                           2003        2004        2005       Sep 2004    Dec 2004    Mar 2005    Jun 2005
                         ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                          (In Millions)
Additions to property,
  plant and equipment    $    22.2   $    25.8   $    39.6   $     7.4   $    10.8   $    12.0   $     6.4

     - Depreciation and amortization expense in the quarter was $11.6 million.

     - During the June 2005 quarter, inventories decreased $8.2 million to $125.7 million from $133.9 million at March 31, 2005. Raw materials and supplies decreased $1.1 million in the June 2005 quarter, and work in process and finished goods decreased $7.1 million.

                                               Fiscal Year Ended
                                     ------------------------------------
                                      Mar 2003     Mar 2004     Mar 2005
                                     ----------   ----------   ----------
                                                 (In Millions)
Raw materials and supplies           $     91.3   $     59.8   $     47.5
Work in process and finished goods         92.7         69.2         86.4
                                     $    184.0   $    129.0   $    133.9

                                                    Fiscal Quarter Ended
                                     -------------------------------------------------
                                      Sep 2004     Dec 2004     Mar 2005     Jun 2005
                                     ----------   ----------   ----------   ----------
                                                       (In Millions)
Raw materials and supplies           $     65.5   $     56.7   $     47.5   $     46.4
Work in process and finished goods         88.5         91.6         86.4         79.3
                                     $    154.0   $    148.3   $    133.9   $    125.7

     - Cash and short and long-term investments in marketable securities during the June 2005 quarter decreased $0.9 million to $218.6 million from $219.5 million at March 31, 2005. This is related to favorable cash from operations which includes the receipt of a tax refund, offset by capital expenditures, reduction in force payouts, and manufacturing relocation expenditures.

    QUIET PERIOD

Beginning October 1, 2005, KEMET will observe a Quiet Period during which the information provided in this news release and the Company's quarterly report on Form 10-Q will no longer constitute the Company's current expectations. During the Quiet Period, this information should be considered to be historical, applying prior to the Quiet Period only and not subject to update by the Company. The Quiet Period will extend until the day when KEMET's next quarterly earnings release is published.

This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. We intend that these forward-looking statements be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals, and objectives. Our actual results may differ materially from these statements. These risks, trends, and uncertainties, which in some instances are beyond our control, include: risks associated with the cyclical nature of the electronics industry, the requirement to continue to reduce the cost of our products, the competitiveness of our industry, an increase in the cost of our raw materials, the location of several of our plants in Mexico and China, and the possible loss of key employees. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.

     Contact:  David E. Gable
               Senior Vice President and Chief Financial Officer
               DavidGable@KEMET.com
               864-963-6484

                       KEMET CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in Thousands Except Per Share Data)
                                    Unaudited

                                                      Three months ended
                                                           June 30,
                                                ------------------------------
                                                     2005             2004
                                                -------------    -------------
Income Statement Data:
Net sales                                       $     114,104    $     122,383
Cost of goods sold                                     94,990          100,124
Selling, general and
 administrative expenses                               12,226           12,878
Research and development                                6,217            6,297
Restructuring charges                                   8,173            2,550

Operating income/(loss)                                (7,502)             534

Interest expense                                        1,668            1,623
Interest income                                        (1,325)          (1,910)
Other expense                                           1,064            2,285
Income tax
 expense/(benefit)                                    (11,944)             387

Net income/(loss)                               $       3,035    $      (1,851)

Income/(Loss) Per Share Data:
Net income/(loss) per share:
     Basic                                      $        0.04    $       (0.02)
     Diluted                                    $        0.04    $       (0.02)

Weighted-average shares
 outstanding:
     Basic                                         86,612,454       86,494,650
     Diluted                                       86,660,437       86,494,650

                       KEMET CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)
                                    Unaudited

                                                June 30, 2005    March 31, 2005
                                                -------------    --------------
      ASSETS

Cash and cash equivalents                       $      36,502    $       26,898
Short-term investments                                 60,114            34,992
Accounts receivable, net                               61,887            59,228
Inventories                                           125,728           133,935
Prepaid expenses and other current assets              10,455             9,571
Deferred income taxes                                   5,704             5,945
   Total current assets                               300,390           270,569
Property, plant and equipment, net                    278,406           279,626
Property held for sale                                  2,326             2,326
Long-term investments in marketable
 securities                                           122,010           157,576
Investments in affiliates                                 371               682
Goodwill                                               30,471            30,471
Intangible assets, net                                 13,261            13,512
Other assets                                            3,341             3,335

      Total assets                              $     750,576    $      758,097

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt               $      20,000    $            -
Accounts payable, trade                                33,395            38,943
Accrued expenses                                       30,071            34,617
Income taxes payable                                   10,300            12,430
   Total current liabilities                           93,766            85,990
Long-term debt                                         80,000           100,000
Other non-current obligations                          48,275            48,951
Deferred income taxes                                   7,592             7,953
   Total liabilities                                  229,633           242,894

Common stock                                              881               880
Additional paid-in capital                            318,015           317,728
Retained earnings                                     223,881           220,846
Accumulated other comprehensive income                  4,981             2,669
Treasury stock, at cost                               (26,815)          (26,920)
   Total stockholders' equity                         520,943           515,203

      Total liabilities and
       stockholders' equity                     $     750,576    $      758,097

SOURCE  KEMET Corporation
    -0-                             07/26/2005
    /CONTACT: David E. Gable, Senior Vice President and Chief Financial Officer, +1-864-963-6484, or DavidGable@KEMET.com /
    /Web site:  http://www.kemet.com
                http://www.KEMET.com/IR /
    (KEM)

CO:  KEMET Corporation
ST:  South Carolina
IN:  CPR ECP SEM
SU:  ERN CCA

WB-JK
-- CLTU012A --
7708 07/26/2005 08:00 EDT http://www.prnewswire.com

Subject Codes: PT/lang.en, IN/CPR, IN/ECP, IN/SEM, SU/ERN, SU/CCA,
               RE/South_Carolina, PC/priority.r, PC/category.f

Company Codes: NYSE:KEM

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